EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement, between Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Company”), and Stephen D. King (the “Executive”) is entered into as of May 29, 2008 (the “Effective Date”).

INTRODUCTION

A. The Company desires to continue employing Executive, and Executive desires to continue being employed by the Company as the Company’s Chief Executive Officer pursuant to the terms of this Agreement.

AGREEMENT

Now, Therefore, the parties hereby agree as follows:

1. Employment. Subject to all of the terms of this Agreement, the Company hereby agrees to employ Executive, and Executive hereby accepts such employment and agrees to serve the Company with undivided loyalty and to the best of his ability. Executive shall report to and take direction from the Company’s Board of Directors.

2. Term. Unless terminated earlier by either party with 30-day written notice of termination to the other party, Executive’s employment shall commence on the Effective Date and shall continue for a period of three years from the Effective Date (the “Initial Term”). Notwithstanding the foregoing, Executive understands that nothing in this agreement is intended to modify Executive’s at-will employment with the Company and the Company makes no guarantee, or express or implied contract, of definite or continued employment with the Company. This agreement will renew automatically for one or more additional one year periods (each, an “Additional Term” and, together with the Initial Term, the “Term”) unless terminated at any time by either party upon 30-day written notice.

3. Duties. The Executive shall serve as the Company’s Chief Executive Officer and shall perform, subject to the direction of the Company’s Directors (the “Board”), duties as may be from time to time directed by Board. The Executive shall devote substantially all of his business time, attention and energies to the business and affairs of the Company and shall use his best efforts to advance the best interests of the Company and shall not during the Term be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, that will interfere with the performance by the Executive of his duties hereunder or the Executive’s availability to perform such duties or that will adversely affect, or negatively reflect upon, the Company.

4. Compensation.

(a) Base Salary. In consideration for Executive’s services under this Agreement, the Company hereby agrees to pay Executive a base salary of $5,000 per month during the Term (the “Base Salary”).

(b) Benefits. During the Term, Executive shall be entitled to up to $75,000 annually in lieu of any employee benefits (the “Benefit Allowance”). The Benefit Allowance will be payable monthly and Executive may use the Benefit Allowance in his discretion.

(c) Reimbursement. The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred by Executive (“Expenses”) on the Company’s behalf. Notwithstanding the foregoing, Executive must properly account to the Company all such expenses in accordance with the rules and regulations of the Internal Revenue Service under the Internal Revenue Code of 1986, as amended, and in accordance with any standard policies of the Company relating to reimbursement of business expenses as such policies exist or may be implemented in the future.

(d) Bonus. At the sole discretion of the Compensation Committee of the Board, Executive may receive an annual bonus based upon his performance on behalf of the Company during any calendar year payable within 90 days following the end of such calendar year.

(e) Stock Options. On the Effective Date, the Company shall grant Executive a stock option (the “Option”) to purchase 2,000,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The other terms of the Option are set forth in the stock option agreement between the Company and Executive on the date hereof (the “Stock Option Agreement”).

5. Confidentiality. Except as specifically permitted by an authorized officer of the Company or by written Company policies, Executive will not, either during or after his employment by the Company, use Confidential Information (as defined below) for any purpose other than the business of the Company or disclose it to any person who is not also an executive of the Company unless authorized by the Board. When Executive’s employment with the Company ends, Executive will promptly deliver to the Company all records and any compositions, articles, devices, apparatuses and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in Executive’s possession, regardless of who prepared them and will promptly deliver any other property of the Company in Executive’s possession, whether or not Confidential Information. As used in this Section 5, “Confidential Information” means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary, including information known by Executive prior to the Effective Date. Any information that Executive reasonably considers Confidential Information, or that the Company treats as Confidential Information, will be presumed to be Confidential Information (whether the Executive or others originated it and regardless of how the Executive obtained it).

6. Non-Solicitation and Non-Competition. Executive agrees that, during the Term and for a period of time (the “Restricted Period”, as determined below) following the termination of Executive’s employment with the Company for any or no reason, Executive will not, without the prior written consent of the Company, directly or indirectly, do or commit any of the following acts:

(a) Induce, entice, hire or attempt to hire, employ or otherwise contract with any employee or independent contractor of the Company; provided, that Executive may contract with independent contractors for matters that are not related to the business activities of the Company.

(b) Induce, or attempt to induce any employee or independent contractor of the Company to leave the employ or cease doing business with the Company.

(c) Induce, or attempt to induce, any customer, supplier, vendor or any other person to cease doing business with the Company.

(d) Induce or attempt to induce any individual to violate any agreement with the Company.

Executive further agrees that, during the Term and the Restricted Period, he will not, without the prior written consent of the Company, directly or indirectly, render services, advice or assistance to any corporation, person, organization or other entity which engages in the mining business, as an employee, independent contractor, officer, director, manager, beneficial owner, partner, member shareholder (other than being a shareholder of a corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, where the shareholder’s total holdings are less than three percent (3%)). The covenants and provisions set forth in Section 5 and Section 6 of this Agreement will survive the termination of this Agreement. If Executive’s employment with the Company is terminated within one (1) year of the Effective Date, then the Restricted Period is three (3) months. If Executive’s employment with the Company is terminated on or following the one (1) year anniversary of the Effective Date, but prior to the two (2) year anniversary of the Effective Date, then the Restricted Period is six (6) months. If Executive’s employment with the Company is terminated on or following the two (2) year anniversary of the Effective Date, but prior to the three (3) year anniversary of the Effective Date, then the Restricted Period is nine (9) months. If Executive’s employment with the Company is terminated on or following the three (3) year anniversary of the Effective Date, then the Restricted Period is one (1) year.

7. Termination For Cause. Notwithstanding any provision of this Agreement to the contrary, Executive’s employment hereunder shall be terminated upon Executive’s death and may also be terminated by written notice to Executive from the Board for Cause, effective upon the date of delivery of such notice. Any of the following actions by Executive shall constitute “Cause”:

(a) Executive’s commission of embezzlement, theft or other dishonest or fraudulent acts of a material nature;

(b) Material misconduct by Executive in respect of the duties or obligations of Executive under this agreement, including, without limitation, insubordination with respect to directions received by Executive from the Board;

(c) Executive’s conviction of any felony or a misdemeanor involving a crime of moral turpitude (including entry of a nolo contendere plea);

(d) Executive’s willful malfeasance or gross negligence which has a material adverse effect on the Company or its business or any affiliate of the Company, including, but not limited to, any officer, director, Executive or shareholder of the Company, provided that the Company gives notice thereof identifying the conduct alleged and, if such action is capable of cure, gives Executive 10 business days to cure;

(e) Persistent inattention or failure by Executive to discharge his duties and responsibilities due to alcohol or drug abuse, provided that the Company gives notice thereof identifying the conduct alleged, and, if such action is capable of cure, gives Executive 10 business days to cure;

(f) A material breach by Executive of any provision of this agreement that is not cured by Executive within 10 business days after written notice thereof is given to Executive by the Company.

Any determination of Cause will be made by the Board. With respect to any such determination, the Board will act fairly and in good faith and will give Executive and his counsel an opportunity to appear and be heard at a meeting with the Board and present evidence on Executive’s behalf.

8. Compensation Following Termination. If Executive’s employment is terminated within one year of the Effective Date by the Company for any reason other than because of Executive’s death or for Cause, then the Company (or its successor, as applicable) shall pay Executive his accrued compensation through the date of such termination and pay to Executive $56,250 in cash (subject to applicable withholdings) to be paid as directed by Executive. If Executive’s employment is terminated on or following the one year anniversary of the Effective Date, but prior to the two year anniversary of the Effective Date by the Company for any reason other than because of Executive’s death or for Cause, then the Company (or its successor, as applicable) shall pay Executive his accrued compensation through the date of such termination and pay to Executive $112,500 in cash (subject to applicable withholdings) to be paid as directed by Executive. If Executive’s employment is terminated on or following the two year anniversary of the Effective Date, but prior to the three year anniversary of the Effective Date by the Company for any reason other than because of Executive’s death or for Cause, then the Company (or its successor, as applicable) shall pay Executive his accrued compensation through the date of such termination and pay to Executive $168,750 in cash (subject to applicable withholdings) to be paid as directed by Executive. If Executive’s employment is terminated on or following the three year anniversary of the Effective Date, for any reason other than because of Executive’s death or for Cause, then the Company (or its successor, as applicable) shall pay Executive his accrued compensation through the date of such termination and pay to Executive $225,000 in cash (subject to applicable withholdings) to be paid as directed by Executive.

9. Dispute Resolution. Any dispute arising out of or related to Executive’s employment with the Company or this Agreement or any breach or alleged breach hereof shall be exclusively decided by binding arbitration before a single arbitrator in a mutually convenient location pursuant to and in accordance with the rules of the American Arbitration Association. The arbitrator shall have the power and authority to issue temporary and permanent awards of injunctive and equitable relief. Attorney’s fees in each case shall be paid to the prevailing party by the non-prevailing party. Executive irrevocably waives Executive’s right, if any, to have any disputes between Executive and the Company arising out of or related to Executive’s employment with the Company or this Agreement decided in any jurisdiction or venue other than by binding arbitration pursuant to the terms hereof. The promises by the Company and Executive to arbitrate, which the parties agree can be a less expensive and quicker way to resolve disputes than litigating them in court or before other agencies or tribunals, constitutes adequate, reasonable and sufficient mutual consideration for the enforcement of this Agreement.

10. General Provisions.

(a) Successors and Assigns. This Agreement is binding on and inures to the benefit of the Company’s successors and assigns, all of which are included in the term the “Company” as it is used in this Agreement; provided, however, that the Company may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.

(b) Amendment. This Agreement may be modified or amended only by a written agreement signed by both the Company and Executive.

(c) Governing Law. The laws of Minnesota will govern the validity, construction, and performance of this Agreement, without regard to any choice of law or conflict of law rules and regardless of the location of any arbitration under this Agreement.

(d) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(e) No Waiver. No failure or delay by either the Company or Executive in exercising or enforcing any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or Executive of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(f) Entire Agreement. This Agreement together with the Stock Option Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings, and understandings between the parties concerning the matters in this Agreement. In the case of any conflict between the terms of this Agreement and any other agreement, writing or understanding, this Agreement will control.

(g) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be hand delivered or sent by registered or certified first class mail, postage prepaid, and shall be effective upon delivery if hand delivered, or three days after mailing if mailed to the addresses stated below. These addresses may be changed at any time by like notice:

If to the Company:	Wits Basin Precious Minerals Inc. 900 IDS Center, 80 South Eighth Street Minneapolis, MN 55402

If to Executive:	Stephen D. King

(h) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Each party shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other party. In making proof of this Agreement, however, it will be necessary to produce only one copy signed by the party to be charged. Signatures delivered electronically or via facsimile shall be valid and binding to the same extent as original signatures.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned Executive and the Company have executed this Agreement effective as of the Effective Date.

Wits Basin Precious Minerals Inc.
a Minnesota corporation

By	/s/ Mark D. Dacko
Mark D. Dacko
Its: CFO

/s/ Stephen D. King
Stephen D. King

Signature Page of Employment Agreement between
Wits Basin Precious Minerals Inc. and Stephen D. King